UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 20, 2024

NorthStar Healthcare Income, Inc.
(Exact name of Registrant as Specified in its Charter)

Maryland	000-55190	27-3663988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
575 Lexington Avenue, 14th Floor,
New York, NY 10022
(Address of Principal Executive Offices, Including Zip Code)

(929) 777-3135
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare” or the “Company”), acting through subsidiaries of its operating partnership, entered into a membership interest purchase agreement (the “Option Agreement”) on November 3, 2023 with American Healthcare REIT, Inc. and its subsidiary (“AHR”), granting to AHR the right to purchase all of NorthStar Healthcare’s ownership interests in Trilogy REIT Holdings, LLC (the “Trilogy Investment”) for a purchase price ranging from $240.5 million to up to $260 million depending upon the purchase price consideration and timing of the closing, subject to and on the conditions set forth in the Option Agreement.

On September 20, 2024, AHR completed its purchase of the Trilogy Investment in accordance with the Option Agreement, which resulted in net cash proceeds to NorthStar Healthcare of approximately $252 million, after transaction and other closing costs (the “Transaction”). The Company will evaluate over the coming months how to use these proceeds to further its primary objective, which is to maximize value and generate liquidity for stockholders. In doing so, the Company is taking into consideration, among other factors, the Company’s current and projected liquidity needs, near-term debt maturities, leverage strategy, the potential impact on any liquidity event the Company may pursue in the future and potential additional special distributions to stockholders.

NorthStar Healthcare has included in this Current Report on Form 8-K certain pro forma financial information related to its disposition of the Trilogy Investment as required by Item 9.01(b) of Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet of NorthStar Healthcare as of June 30, 2024 and the unaudited pro forma consolidated statements of operations of NorthStar Healthcare for the six months ended June 30, 2024 and the year ended December 31, 2023 and notes thereto, each giving effect to the sale of the Trilogy Investment, are filed as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements of NorthStar Healthcare Income, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: September 20, 2024	By:	/s/ NICHOLAS R. BALZO
Nicholas R. Balzo
Chief Financial Officer and Treasurer
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